SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                    FILED PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                       DATE OF REPORT:  November 22, 1995


                         COMMISSION FILE NUMBER 0-14703


                                NBT BANCORP INC.
             (Exact Name of Registrant as Specified in its Charter)

                DELAWARE                        16-1268674
        (State of Incorporation)     (I.R.S. Employer Identification No.)

                  52 SOUTH BROAD STREET NORWICH, NEW YORK 13815
               (Address of Principal Executive Offices)(Zip Code)

       Registrant's Telephone Number, Including Area Code: (607)-337-6000

                                       N/A
          (Former Name or Former Address, If changed since last Report)





There are no exhibits to this Form 8-K.

This report includes a total of 3 pages.
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
Item 5 -- Other Events

On November 22, 1995, NBT BANCORP INC. issued the following press release declaring stock and cash dividends and describing the repurchase of up to 500,000 shares of the Registrant's Common Stock in the open market.

NBT Bancorp Inc.
52 South Broad Street
Norwich, NY  13815

Joe C. Minor
SVP/CFO
607/337-6262

ATTENTION:  FINANCIAL/BUSINESS EDITORS
FOR IMMEDIATE RELEASE:  NOVEMBER 22, 1995

NBT BANCORP DECLARES STOCK AND CASH DIVIDENDS;
AUTHORIZES REPURCHASE OF COMPANY STOCK

       NORWICH, NY -- NBT Bancorp Inc. (NASDAQ: NBTB) today announced that the Board of Directors has declared a 5% stock dividend and a regular quarterly cash dividend of 13 cents per share. This represents an increase of one cent per share over the regular third quarter dividend paid by the company. The stock dividend will be paid on December 15, 1995 to shareholders of record as of the record date of December 1, 1995; the cash dividend will be paid on the increased number of shares on December 15, 1995 to shareholders of record as of December 1, 1995.

       Daryl R. Forsythe, President and Chief Executive Officer of NBT Bancorp Inc. and its subsidiary, NBT Bank, N.A., said the effective cash dividend increase of 13.8% was in line with the company's solid earnings performance for the year to date, and its strong capital position.

       The directors also authorized the repurchase of up to 500,000 shares, or approximately 6% of the company's common stock.

       Mr. Forsythe said the repurchased shares may be reissued in the future in connection with the company's dividend reinvestment plan, its Employee Stock Ownership Plan, and its 401 (K) plan, to satisfy the exercise of outstanding stock options, for other corporate purposes, or else held indefinitely in the treasury or retired.

       Mr. Forsythe added, "The Board of Directors views the company's common stock as an attractive long-term investment. NBT's repurchase program is an important component of our ability to meet the needs of the company's stock programs while delivering value to our stockholders."

       Based on current market conditions, the stock repurchase program is expected to be completed within the next 12 months. "The repurchases of common stock will be made from time-to-time in the open market in accordance with market conditions," Mr. Forsythe said.

       NBT Bancorp is a registered bank holding company whose common shares are listed on the National Market System of NASDAQ under the symbol "NBTB." Its principal office is in Norwich, New York. Its subsidiary, NBT Bank, N.A., has operated since 1856 and currently conducts business through 35 branches in Norwich, in other Chenango County communities, and in the New York counties of Broome, Clinton, Delaware, Essex, Fulton, Oneida and Tioga. NBT Bank has recently received approval to acquire three branches from Community Bank System, Inc. in Chenango and Oneida counties. NBT Bank is a full service, independent community bank that offers a full range of retail and commercial banking, as well as personal and business trust services.

                            *****END OF RELEASE*****


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized, this 22nd day of November, 1995.




                               NBT BANCORP INC.



                               /s/ JOE C. MINOR
           By: ____________________________________________________
                                   Joe C. Minor
                                  Vice-President
                     Chief Financial Officer and Treasurer
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